     Allied Healthcare Applies for London Stock Exchange AIM Listing

     NEW YORK--Nov. 30, 2005--Allied Healthcare International Inc. (Nasdaq:
AHCI), a leading provider of flexible healthcare staffing services in the United
Kingdom, announces that it has applied to be listed on the Alternative
Investment Market (AIM) of the London Stock Exchange. This application will create a dual listing for Allied Healthcare on the NASDAQ and AIM and is expected to be effective on or about December 30, 2005.

     Tim Aitken, Allied Healthcare CEO commented, "Listing our company on AIM makes sense given our business currently operates principally in the U.K. This dual listing will benefit shareholders on both sides of the Atlantic and will give the Company greater access to those U.K. institutional investors who are currently unable to hold U.S. listed stocks."

     About the Alternative Investment Market (AIM)

     AIM is one of the world's leading markets for smaller companies. Since its launch in 1995, over 1,900 companies have chosen to join AIM from all over the world, creating a unique community of innovative and entrepreneurial companies.
Aim's success is built on a simplified regulatory environment, which has been specifically designed for the needs of smaller companies.

     ABOUT ALLIED HEALTHCARE INTERNATIONAL INC.

     Allied Healthcare International Inc. (http://www.alliedhealthcare.com) is a leading provider of flexible healthcare staffing services in the United Kingdom.
Allied operates a community-based network of approximately 110 branches with the capacity to provide carers (known as home health aides in the U.S.), nurses, and specialized medical personnel to locations covering approximately 90% of the
U.K. population. Allied meets the needs of Private Patients, Community Care,
Nursing Homes and Hospitals. The Company also supplies medical-grade oxygen for use in respiratory therapy in the U.K. pharmacy market and to private patients in Northern Ireland.

     FORWARD-LOOKING STATEMENTS

     Certain statements contained in this news release may be forward-looking statements. These forward-looking statements are based on current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements include: Allied's ability to continue to recruit and retain qualified flexible healthcare staff; ability to enter into contracts with hospitals and other healthcare facility customers on terms attractive to Allied;
the general level of patient occupancy at hospital and healthcare facilities of
Allied's customers; the ability to successfully implement acquisition and integration strategies; dependence on the proper functioning of Allied's information systems; the effect of existing or future government regulation of the healthcare industry, and ability to comply with these regulations; the impact of medical malpractice and other claims asserted against Allied; the effect of regulatory change that may apply to Allied and that may increase costs and reduce revenue and profitability; the ability to use net operating loss carry forwards to offset net income; and the impairment of goodwill, of which
Allied has a substantial amount on the balance sheet, may have the effect of decreasing earnings or increasing losses. Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release include those described in Allied's most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. Allied undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     CONTACT: Allied Healthcare International Inc.
     Charles Murphy, 212-750-0064
     charlesmurphy@alliedhealthcare.com
     or
     Investors:
     The Investor Relations Group
     Adam Holdsworth / John Nesbett, 212-825-3210